UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________________

Date of Report (Date of earliest event reported): September 15, 2017

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)
(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

NeuroMetrix, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on September 15, 2017. Of the Company’s 2,125,519 shares of common stock issued and outstanding and eligible to vote as of the record date of July 31, 2017, a quorum of 1,180,625 shares, or 55.55% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on August 7, 2017. The following actions were taken at the Special Meeting:

1.
Approval of the issuance of shares of the Company’s Series F convertible preferred stock to an institutional investor and its affiliates (the “Investor”) pursuant to the Securities Purchase Agreement, dated as of July 10, 2017, by and between the Corporation and the Investor (the “Securities Purchase Agreement”) and to approve the other transactions contemplated thereby:

Votes For	Votes Against	Votes Abstained
923,844	105,207	97,809

2.	Approval of the resetting of the conversion price of the Company’s Series D and Series E convertible preferred stock held by the Investor, as required by the Securities Purchase Agreement:

Votes For	Votes Against	Votes Abstained
882,790	226,368	17,702

3.	Authorization to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2:

Votes For	Votes Against	Votes Abstained
938,775	222,081	19,769

Adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of Proposals 1 and 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: September 15, 2017	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer